UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2006

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 627-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 22, 2006, at a meeting of the Compensation Committee of the Board of Directors of The Charles Schwab Corporation (the Committee), the Committee approved performance criteria for 2006 under The Charles Schwab Corporation Corporate Executive Bonus Plan (the Plan). These performance criteria are based on revenue growth and profit margins. Certain executives who lead business units will be paid bonuses based on a combination of overall corporate performance and the performance of their business unit. Certain other executives will be paid bonuses based solely on overall corporate performance.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: February 27, 2006	By:	/s/ Christopher V. Dodds
Christopher V. Dodds
Executive Vice President and Chief Financial Officer